UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2012

Hanover Portfolio Acquisitions, Inc.

(Exact Name of Registrant as specified in Charter)

Commission File No. 333-176954

Delaware (State of Other Jurisdiction of Incorporation)	45-2552528 (I.R.S. Employer Identification No.)
835 E. Lamar Blvd, Suite 202 Arlington, TX (Address of Principal Executive Office)	76011 (Zip Code)

Registrant's Telephone Number, Including Area Code: (800) 701-1223

Item  1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2012, Hanover Portfolio Acquisitions, Inc., a Delaware corporation (“Company”), entered into a Share Exchange Agreement with IP Resources International, Inc., a Nevada corporation (“IPR”) and certain of its shareholders. Under the Share Exchange Agreement, each participating IPR shareholder exchanged all of the shareholder’s issued and outstanding IPR common shares, free and clear of all liens, for company common shares equal to Company shares equaling 1.2342 times the number of IPR shares being transferred to the Company.

The Share Exchange Agreement was to close upon the agreement of IPR shareholders owning a minimum of eighty percent (80%) of the issued and outstanding shares of IPR.  As of March 14, 2012, 91.4245% of the IPR shareholders agreed to exchange 30,384,295 shares of IPR common stock for 37,500,297 of Company common stock.  Management believes that the remaining IPR shareholders, holding 2,849,999 IPR common shares will agree to exchange such shares for 3,517,469 Company common shares pursuant to the terms of the Share Exchange Agreement on, or before, March 28, 2012, the deadline for their agreement.  In such event, the former shareholders of IPR will own approximately 89% of the Company and IPR will be a wholly owned subsidiary of the Company.

As a result of this transaction, the Company will obtain and operate the business of IPR.  IPR operates as an intellectual property licensing and commercialization firm.  IPR believes that its primary markets will include China, Brazil, India, and Europe.

IPR's business model provides that IPR initially licenses compelling technologies in order to sub-license and commercialize them internationally. IPR seeks companies that seek to commercialize their technology in specific geographic areas and market segments and do not intend to commercialize the technology in other geographic areas and market segments which the company is willing to license to IPR. IPR's license agreements generally provide that the revenue generated by IPR's international sub-licensing is divided between IPR and IPR’s licensor and generally provide that the term of the license is the life of the relevant patents.

Once IPR has licensed the technology in certain designated geographic markets, IPR seeks to sub-license or otherwise monetize the technology in its licensed geographic market.  In order to do so, IPR will leverage the experience and relationships of its management team. Management has decades of experience in managing and developing early-stage companies, commercializing technologies, and strategically licensing technologies to increase revenue. IPR anticipates that the sub-license agreements will provide for an upfront license fee and quarterly royalty payments. Additionally, due to Management's network of foreign local contacts, Management may be able to negotiate joint ventures to help commercialize the technology and products of its portfolio companies. The joint ventures would require funding by local companies and would permit local manufacturing and distribution of products.

IPR generally does not intend to purchase licensing rights to the technology of any portfolio company and will only pay a portion of the revenue received from the sub-licensing or joint venture relationships. However, IPR will generally bear all of the costs involved in obtaining the relationships. Likewise, IPR may invest in portfolio companies if the terms appear to be favorable.

Due to the nature of IPR's business model, it has needed to assemble a group of individuals who have diverse expertise and significant experience. Thus, IPR has assembled people with expertise in international marketing, intellectual property protection, the location and evaluation of license-ready technologies, and business management. The assembly of the necessary professionals makes IPR's business model difficult for most companies to imitate.

IPR's initial portfolio companies are:

a.

Personal 3D, Inc, a Nevada corporation (“P3D”) which is developing a 3D technology centered around permitting individuals to record 3D content on their smartphones and upload the content onto a social networking website. The technology also has anticipated medical applications;

b.

CPaiR, Inc., a California corporation (CPaiR”), which has a technology that facilitates the safe and effective performance of Cardiopulmonary Resuscitation.

c.

American CryoStem Corp., a Nevada corporation (“ACS”), which has technology that permits the harvesting and storage of adult stem cells for later medical usage by the individual from whom the stem cells are harvested.

IPR intends to sub-license and commercialize internationally the technology of its current portfolio. IPR also intends to obtain license rights to other compelling technologies in order to sub-license and commercialize such technologies internationally.

Item  3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

On March 14, 2012, the shareholders of IPR acquired control of the Company as a result of the Company’s issuance of 37,500,297 shares of its common stock in exchange for 91.4245% of the shares of IPR.  Assuming  that the remaining IPR shareholders also convert, an additional 3,517,469 shares will be issued to IPR shareholders.  Thus, the former IPR shareholders will hold a total of 41,017,766 shares of the 46,442,411 shares of Company common stock that is issued and outstanding.  Even if the remaining shareholders do not elect to participate, the former IPR shareholders will hold 37,500,297 of the 42,924,942 issued and outstanding company common stock.

Item  5.01.  CHANGES IN CONTROL OF REGISTRANT.

On March 14, 2012, the shareholders of IPR acquired control of the Company as a result of the Company’s issuance of 37,500,297 shares of its common stock in exchange for 91.4245% of the shares of IPR.  Assuming that the remaining IPR shareholders also convert, an additional 3,517,469 shares will be issued to IPR shareholders.  Thus, the former IPR shareholders will hold a total of 41,017,766 shares of the 46,442,411 shares of Company common stock that is issued and outstanding.  Even if the remaining shareholders do not elect to participate, the former IPR shareholders will hold 37,500,297 of the 42,924,942 issued and outstanding company common stock.  Thus, the entry into the Share Exchange Agreement has resulted in a change of control of the Company.  There are no arrangements or understandings among the former and new control groups and their associates with respect to the election of directors or other matters.

Item  5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the terms of the Share Exchange Agreement, all of the officers and directors resigned on the Closing of such Agreement and the following individuals were elected as officers and directors of the Company, effective as of the Closing:

Name	Position
Alan Collier	Director, Chief Executive Officer, Secretary
William Scigliano	Chief IP Officer
Don Calabria	Chief Operating Officer
Rowland Hanson	Managing Director
Michael Mann	Executive Vice-President–Shareholder Relations
Courtland Van Oden, Sr.	Vice President of Business Development
Bruce Garfield	Vice-President – Sales and Marketing
Ramiro Contreras	Vice President – Corporate Development
Terrence Byrne	Vice President – Business Development
Jason Feldman	Vice President – Business Development
Anand Mandaliya	Vice President – Business Development
Dean Skupen	Chief Financial Officer

A brief biography of each of principal officers and the sole director follows:

Alan Collier, age 46.  (Chief Executive Officer, Secretary, Sole Director):

Mr. Collier has more than twenty (20) years of experience in finance, telecommunications, and consumer products. Over the progression of his career, he has specialized in the development and financing of early stage, high growth, and acquisitive companies (public and private).  He has structured, participated in, and completed numerous transactions including mergers and acquisitions, equity and debt placements, capital restructuring, joint venture development, and channel partner procurement.

Additionally, Mr. Collier is a Senior Managing Director at Mid-Market Securities, a FINRA-registered Broker-Dealer. He is also the co-founder and a Managing Member of C2 Capital, LLC, which provides management consulting services to companies preparing to go public.

Prior to joining Mid-Market Securities, Mr. Collier was a Managing Director of Mosaic Capital and co-managed its Capital Markets Group at Mosaic Capital.  He was previously a Vice President at Corporate Capital Group and Managing Director and CEO of Greenbridge Capital Group.

He has held numerous board and executive positions throughout his career.  Mr. Collier holds FINRA Series 7, 24, 63, and 79 Licenses.

Mr. Collier also serves as the Chief Executive Officer and a Director of P3D.  Mr. Collier also owns approximately twenty percent (20%) of the stock of P3D.

Michael Mann, age 54. (Executive Vice-President of Shareholder Relations):

Mr. Mann is the Vice President of Shareholder Relations for IPR and he brings significant related experience in business operations and corporate finance. Since 2008, Mr. Mann has served as the President and Chief Executive Officer of Hanover Portfolio Acquisitions, Inc. formerly known as Hanover Asset Management, Inc.  Immediately prior thereto, Mr. Mann was the Founder, President, and Chief Executive Officer of U.S. Debt Settlement, Inc., a company listed on the Frankfurt Stock Exchange. Mr. Mann had personally overseen the growth and development of U.S. Debt Settlement since 2003.

From January 2002 to July 2003, Mr. Mann was the Chief Executive Officer of Shared Vision Capital, a boutique investment banking firm that assisted emerging companies with early seed capital and bridge loans. From October 1998 through December 2001, Mr. Mann was the Vice President of Investor Relations for JuriSearch.com, an online legal research platform. During his tenure with JuriSearch.com, Mr. Mann was directly responsible for financing for the company’s growth and development.

In addition, Mr. Mann founded and served as the president of Universal Pacific Communications, a privately owned telecommunications company. Under his leadership, Universal Pacific developed a fiber optic disaster recovery telecommunications network. Mr. Mann has held Series 62 and 63 Securities Licenses.

Dean Skupen, age 52. (Chief Financial Officer):

Mr. Skupen has more than twenty (20) years experience as a certified public accountant. Mr. Skupen has held various positions in CPA firms ranging from international accounting firms to regional accounting firms. Most recently, Mr. Skupen was a principal and business advisor at Stonefield Josephson, Inc., a California based CPA firm. He provided auditing and consulting services to SEC reporting clients and entrepreneurial companies transitioning from privately held to publicly held in diverse industries. His industry expertise includes mid-market publicly held companies in the manufacturing, distribution, biotech, high technology, and oil and gas industries. He was also responsible for consulting on high-level equity and debt derivative transactions for both public and private transactions.

All of the new officers have agreed to accrue and defer payment of their compensation until the Company has generated sufficient financing proceeds or revenue to pay such compensation. Initially, Messrs. Collier and Mann shall each receive compensation of $10,000 per month. Mr. Hanson shall receive compensation of $18,000 per month. Messrs Calabria, Scigliano, and Garfield shall each receive compensation of $7,500 per month. Mr. Skupen shall receive compensation of $2,500 per month. Messrs. Mandaliya, Feldman, Contreras, and Byrne shall each receive compensation of $2,000 per month. Messrs. Hanson and Scigliano shall each receive additional compensation for the licensing arrangements which they put together. In addition, each officer will get additional compensation in connection with any company that such officer originates upon the finalization of a licensing arrangement with such company. Additionally, Peter Hall, an outside consultant, will receive $7,500 per month for full time consulting services.

The directors will receive no compensation for serving as directors. However, IPR may reimburse its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

Finally, Messrs. Collier, Mann, Hanson, Scigliano, Calabria, Van Oden, and Garfield shall receive additional compensation in the form of shares of restricted Company common stock which vest over time based upon their remaining with the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Appropriate financial statements will be filed within 71 days of March 14, 2012.

(d) Exhibits.

Exhibit 101 – Share Exchange Agreement.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 21, 2012

 /s/   Alan Collier

Alan Collier, Chief Executive Officer